CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 133, AS AMENDED.


                                                                   EXHIBIT 10.12


                                TECHNOLOGY ACCESS
                                    AGREEMENT

        THIS TECHNOLOGY ACCESS AGREEMENT ("Agreement") dated as of December 21, 1998 (the "Effective Date") is entered into by and between AMGEN INC. having an address at One Amgen Center Drive, Thousand Oaks, California 91320-1799 ("Amgen") and CALIPER TECHNOLOGIES CORP. ("Caliper") having offices at 1275 California Avenue, Palo Alto, California 94304.

                                    RECITALS:

        WHEREAS, Caliper has developed proprietary microfluidics and miniaturization technology applicable to high throughput screening;

        WHEREAS, Caliper and Amgen desire to establish a technology access program to implement high throughput screening capabilities utilizing Caliper technology at Amgen's facilities;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1.      DEFINITIONS

               1.1 "AFFILIATE" shall mean (i) any corporation or other entity which directly or indirectly owns or controls at least fifty percent (50%) of the outstanding voting securities of a party (a "Parent"), (ii) any corporation or other entity in which a party directly or indirectly owns or controls at least fifty percent (50%) of the outstanding voting securities, and (iii) any corporation or other entity in which a Parent of a party owns or controls at least fifty percent (50%) of the outstanding voting securities.

        1.1 "AMGEN COLLABORATOR" shall mean any third party with which Amgen or its Affiliates is collaborating to develop a pharmaceutical product as part of Amgen's in-house drug discovery programs.

        1.2 "AMGEN TECHNOLOGY" shall mean any and all (i) assays, compounds, substrates, reagents and materials provided by Amgen to Caliper pursuant to this Agreement (together with all processes, ideas, data, techniques, information, know-how, technology, trade secrets and the like, provided by Amgen to Caliper (except to the extent such information is not confidential under Section 5.2) and any and all other intellectual property rights with respect to any or all of the foregoing), (ii) Targets, and (iii) any and all [ * ] developed solely by either party or jointly by the parties with respect to any and all of the foregoing in connection with the TAP and any and all other activities contemplated by this Agreement.

        1.4 "CALIPER KNOW-HOW" shall mean all discoveries, materials, techniques, procedures, data, trade secrets and other technical information which Caliper owns, controls or has any interest capable of being licensed (with rights to license to Amgen hereunder) and treats as confidential or proprietary as of the Effective Date or during the Term. Caliper Know-How does not include Caliper Patents.

        1.5 "CALIPER PATENTS" shall mean any and all Patents which Caliper owns, controls or has any interest capable of being licensed (with rights to license to Amgen hereunder) as of the Effective Date or during the Term.

        1.6 "CALIPER TECHNOLOGY" shall mean, collectively, the Caliper Patents and the Caliper Know-How.

        1.7 "CONFIDENTIAL INFORMATION" shall mean this Agreement and the contents hereof and any and all information owned and provided by one party to the other party pursuant to this Agreement, including, without limitation, Materials (as defined in Section 4.3), data, knowledge, practices, processes, ideas, Amgen know-how, Caliper Know-How, research plans, engineering designs and drawings, research data, manufacturing processes and techniques, scientific, manufacturing, marketing, and business plans, financial or personnel matters relating to the party, its present or future products, sales, suppliers, customers, employees, investors or business.

        1.8 "FTE" or full-time equivalent, shall mean one or more Caliper person(s), whether employees, contractors or consultants, working on activities under this Agreement for the equivalent of one full-time employee's time (assuming a 40 hour work week) over the course of one year.

        1.9 "INSTRUMENT" shall mean the hardware component(s) of a system offered for sale by Caliper to develop or use LabChips, including but not limited to [ * ].

        1.10 "LABCHIP" shall mean a chip offered for sale by Caliper to perform microfluidic or miniaturization experimentation.

        1.11   "LABCHIP ASSAY" shall mean a Screening assay for a particular
Target


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 133, AS AMENDED.



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designed to run on a Caliper Screening Product system, consisting of a particular Caliper LabChip, a set of reagents and software, one or more instruments on which such chip, reagents and software are designed to run and a protocol for performing such assay.

        1.12 "LABCHIP IMPROVEMENTS" shall mean [ * ] developed solely by either party or jointly by the parties with respect to (i) any and all Screening Products and [ * ] provided by Caliper to Amgen pursuant to this Agreement, and
(ii) all processes, ideas, data, techniques, information, know-how, technology, trade secrets and the like provided by Caliper to Amgen with respect to the foregoing (except to the extent such information is not confidential under Section 5.2) in connection with the TAP and any and all other activities contemplated by this Agreement. By way of example, such technologies include but are not limited to the world-to-chip interface or chip-to-world interface, chip construction, composition or design, on-chip assay strategies or reagent conditions, electrical or other means of controlling fluids or molecules on a chip, detection of results produced by chips, or software techniques for extracting or processing data from chips.

        1.13 "PATENTS" shall mean any and all patents and patent applications and any substitutions, extensions, reissues, and renewals thereof, any supplementary protection certificates relating thereto, and any inventors' certificates, which have not been held invalid or unenforceable by a non-appealable or non-appealed decision of a court of competent jurisdiction, issuing from patent applications or patents filed in any jurisdiction and any provisionals, divisionals, continuations, and continuations-in-part of such applications or patents.

        1.14 "SCREENING" shall mean the process of screening potential pharmaceutical agents or compounds against a pharmaceutically-relevant target (e.g., an enzyme, receptor or cell type) to determine each agent's potential safety or efficacy as a human pharmaceutical. For purposes of this Agreement, Screening shall include, but not be limited to, primary, high throughout screening against potential therapeutic targets, secondary screening of analogues and derivatives against such targets, and screens of potential pharmaceutical compounds for specificity, toxicity and other parameters relevant to safety or efficacy.

        1.15 "SCREENING PRODUCTS" shall mean all Instruments, LabChips and other hardware, software or reagents that Caliper offers during the Term for general commercial sale to third parties or for sale to TAP members for use in Screening.

        1.16 "TARGETS" shall mean the pharmaceutically relevant molecules, complexes or cell lines (such as enzymes, binding proteins, receptors, transporters, or ion channels) nominated by Amgen for LabChip Assay development in accordance with Section 2.3.

        1.17   "TECHNOLOGY ACCESS PROGRAM" OR "TAP" shall mean


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 133, AS AMENDED.



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the program described in this Agreement for developing Screening Products and implementing them at Amgen.

        1.18 "TERM" shall mean the period of three (3) years commencing on the Effective Date, unless earlier terminated pursuant to Section 8 or modified by mutual written agreement of the parties.



2.      TECHNOLOGY ACCESS PROGRAM.

        2.1    LICENSE GRANT.

               (a) Caliper hereby grants to Amgen and its Affiliates a non-exclusive, non-transferable (except as provided in Section 9.3), royalty-free license, with no right to sublicense, under Caliper Technology to use Screening Products provided by Caliper to Amgen pursuant to this Agreement for any purpose in Amgen's in-house drug discovery programs (the "product license"). (Throughout this Agreement, references to Amgen's in-house drug discovery programs shall include collaborations with Amgen Collaborators). With respect to each of the Screening Products described on Exhibit A, the product license shall immediately become fully-paid, irrevocable and perpetual upon Caliper's receipt of the up-front license fee described in Section 3.1(a), the first installment of the 1999 subscription fee under Section 3.1(b)(i) and the milestone payment under Section 3.1(b) corresponding to each product. With respect to Screening Products offered in 2000 and beyond, the product license shall immediately become fully-paid, irrevocable and perpetual upon Caliper's receipt of the total amount of the annual subscription fee for such year as provided in Section 3.1(b)(ii).

               (b) Caliper also hereby grants to Amgen a non-exclusive, non-transferable (except as provided in Section 9.3), royalty-free, irrevocable, perpetual license, with no right to sublicense, to use Caliper Know-How provided pursuant to this Agreement for any purpose in Amgen's in-house drug discovery programs (the "know-how license").

               (c) Caliper specifically permits Amgen under the licenses granted above to develop novel applications for the Screening Products purchased hereunder, including uses outside Screening, and to use such products in such applications. Caliper agrees to supply chips for such applications on commercially reasonable terms, conditions and prices to be mutually agreed, and such terms, conditions and prices shall be subject to Section 3.3(c). If Caliper and its licensee are not ready, willing and able to supply to Amgen, then Caliper will promptly so notify Amgen and Amgen may be supplied by a third party. In such event, the third party's manufacture and sale, and Amgen's use, of such products shall be covered by the licenses under Caliper Technology granted above. Otherwise, the licenses granted hereunder shall not include rights to use third party chips, if the manufacture, use or sale of such chips would infringe any Caliper Patent. Should Caliper develop products for applications outside Screening and offer such products through other technology access programs or other commercial arrangements, Amgen shall not be deemed to have rights to such products solely by reason of this section.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 133, AS AMENDED.



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               (d)    Each of these licenses is subject to the terms and
conditions set forth in this Agreement and other reasonable terms and conditions, if any, mutually agreed upon at the time each Screening Product is sold to Amgen. Following expiration or termination of this Agreement, such licenses shall continue as further provided in Section 8.5.

        2.2 PROGRAM LEADERS AND PLAN. Caliper and Amgen shall each designate a program leader. The program leaders shall jointly coordinate the activities carried out under this Agreement and monitor the progress of such activities on a periodic BASIS. From time to time, the program leaders shall mutually prepare and update a program plan describing (i) goals in terms of milestones and deliverables, (ii) the tasks and budget for Amgen support to be provided by Caliper personnel under Section 2.3, and (iii) such other matters as the program leaders may agree upon. The plan for 1999 is attached as Exhibit A (which shall be amended or modified only by mutual agreement of the parties). Plans for each subsequent year shall be mutually agreed by the parties not later than thirty
(30) days prior to each such year (and thereafter shall be amended or modified only by mutual agreement of the parties). The dates set forth on the program plan for completion of tasks shall be good faith projections provided by Caliper and agreed to by Amgen. Caliper shall apply commercially reasonable efforts to achieve such objectives by such date and at all times thereafter until the objectives are achieved.

               [ * ] days prior to the end of each quarter, Caliper shall notify Amgen of its ability or inability to achieve that quarter's objectives within [ * ] days of the end of the quarter. If Caliper notifies Amgen that it is unable to satisfy that quarter's objectives within [ * ] days after the end of the quarter, or Caliper otherwise fails to satisfy such objectives within [ * ] days after the end of the quarter, then [ * ]. If Caliper fails to deliver within [ * ] days after the end of the [ * ] quarter of [ * ] the Multi Sipper Instrument scheduled to be delivered that quarter, then, in addition to the foregoing, Amgen's subscription under the TAP for 1999 shall automatically extend until [ * ] days following Amgen's purchase and receipt of the same or its written notice to Caliper of its election not to purchase the same (which purchase or notice shall occur not later than [ * ] days after Caliper notifies Amgen that such Multi Sipper Instrument is available for purchase). If Amgen elects to renew its subscription for 2000 (which election must be made prior to the expiration of the extended term of the 1999 subscription described in the foregoing sentence), then it must pay to Caliper the full year 2000 subscription fee of [ * ] prior to the expiration of the extended term of the 1999 subscription.

        2.3    AMGEN SUPPORT.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 133, AS AMENDED.



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               (a)    GENERAL. In addition to describing milestones and
deliverables, the program plan prepared by the program leaders shall also plan and budget for activities of Caliper personnel specifically directed to supporting Amgen's implementation of Screening Products. Such activities may include (i) assay development for Amgen Targets, (ii) training and support for Amgen personnel developing LabChip Assays or using Screening Products, and (iii) custom development projects requested by Amgen (each discussed further below). Funding for such Caliper personnel shall be provided pursuant to Section 3.2 below. Amgen's program leader shall propose priorities and tasks for Caliper to support Amgen. Caliper's program leader will determine the necessary personnel resources, provide estimates of the projected time needed to perform relevant tasks and provide estimates of the technical feasibility of various tasks. Based on this information, the project leaders will mutually agree on an appropriate plan and budget for Amgen support activities utilizing up to the number of FTEs of Caliper time agreed upon at the beginning of the year as provided in Section
3.2 [ * ]. Requests for more than [ * ] FTEs of support at any time shall be subject to mutual agreement.

               (b) ASSAY DEVELOPMENT. LabChip Assays for Amgen's Targets will be developed collaboratively by the parties or by Amgen independently, as determined by Amgen. In general, Amgen will develop the appropriate biochemical and/or cellular reagents for the assay and provide necessary quantities of reagents to Caliper. Initially, Caliper will be primarily responsible for adapting the assay to the LabChip format. Over time, the parties expect that Amgen will assume an increasing role in LabChip-specific development tasks and eventually conduct such activities independently.

               (c) TRAINING AND SUPPORT. At Amgen's request, some of the Caliper FTEs shall provide training and support for Amgen employees in development of LapChip Assays and use of Screening Products. This training will be in addition to customary introductory set-up and training provided when new Screening Products are purchased for the first time (which will be included with the purchase price). Amgen personnel will have access to information concerning all Caliper Technology relevant to Screening throughout the Term and may regularly or periodically communicate (by telephone, e mail, fax, etc.) or visit Caliper's facilities for such purposes at mutually arranged times.

               (d) CORE SCREENING PRODUCT OFFERINGS; CUSTOM DEVELOPMENT. Caliper intends to consult all of its TAP participants as it decides on core Screening Product offerings, and Caliper will include Amgen in such discussions. From time to time, Caliper will notify Amgen of the particular Screening Products that Caliper has decided to develop for general commercial sale. Such products will be based upon the technical suggestions and


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 133, AS AMENDED.



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 contributions and the funding anticipated to be provided by all TAP participants. Upon Amgen's request (but in no event more frequently than quarterly, Caliper will provide Amgen with written reports summarizing the progress of the TAP and the development of the Screening Products. If Amgen is interested in having Caliper develop additional products, or accessories to core products, then Amgen may elect to apply a portion of the Amgen support FTEs to such custom development efforts. If such projects would cause the aggregate Amgen support to exceed [ * ] FTEs at any time, then Caliper's agreement to the project will be required.

        2.4 NON-EXCLUSIVE PROGRAM. The TAP is a mutually non-exclusive collaboration anticipated to involve Caliper and multiple pharmaceutical companies. Amgen and Caliper are each free to work with any other company in any area. Amgen acknowledges that other customers, independently or together with Caliper, may develop LabChip Assays for the same or similar targets as those pursued by Amgen or pursue development of drugs that may compete with drugs Amgen is developing or commercializing; subject in all cases to Sections 5.1 and 5.2 and the other terms of this Agreement. Similarly, Caliper acknowledges that Amgen will continue to perform Screening on non-Caliper systems and may collaborate with third parties on microfluidics and miniaturization technologies; subject in all cases to Sections 5.1 and 5.2 and the other terms of this Agreement.

        2.5 RESTRICTIONS ON USE OF SCREENING PRODUCTS. Amgen agrees that it will use all Screening Products only in its and its Affiliate's in-house drug discovery programs. Specifically, Amgen shall not (i) transfer for valuable consideration or resell any Screening Products or screening data generated therefrom to any third party other than Affiliates or Amgen Collaborators, (ii) use any Screening Products to provide services on behalf of any third party, except that Amgen can provide services for its Affiliates or an Amgen Collaborator, or (iii) allow a third party other than an Affiliate or an Amgen Collaborator to use any Screening Products. Caliper agrees to supply Instruments and replacement parts for use with LabChips purchased by Amgen, and LabChips for use with Instruments and replacement parts purchased by Amgen, on commercially reasonable terms, conditions and prices to be mutually agreed, and such terms, conditions and prices shall be subject to Section 3.3(c). If Caliper and its licensees are not ready, willing and able to supply Amgen with such products, then Caliper will promptly so notify Amgen [ * ]. In such event, [ * ] such products shall be covered by the licenses under Caliper Technology granted in Section 2. Otherwise, the licenses granted hereunder shall not include rights to [ * ], if the [ * ] would infringe any Caliper Patent.

        2.6 COMMERCIALIZATION OF SCREENING PRODUCTS. Caliper acknowledges that a portion of the value of this Agreement to Amgen comes from early access to Screening Products that are not yet, or may never be, generally available outside the TAP. Caliper represents to Amgen that as of the Effective Date it does not have present plans to commence sales outside the TAP of Screening Products listed on Exhibit A for Screening against therapeutic targets within [ * ] of the date they are projected on Exhibit A for delivery to Amgen. If Caliper should commence sales of any such Screening Products outside the TAP within such [ * ] period, then the parties shall mutually agree in good faith on an appropriate repayment in the form of a refund or credit (but in any event in the form of a refund if Amgen determines not to renew the subscription for the next then applicable year) of a portion of the up-front license fee paid to Caliper hereunder (not to exceed [ * ]).


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 133, AS AMENDED.



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        2.7    NO CALIPER RIGHTS. Caliper, its employees, agents and/or
consultants shall have no rights, claims or interests whatsoever (including but not limited to any intellectual property rights) with respect to any [ * ] developed in connection with, relating to, or resulting from the Screening Products provided to Amgen hereunder or otherwise in connection with the technology access provided to Amgen by this Agreement.

3.      FINANCIAL TERMS.

        3.1    TECHNOLOGY ACCESS FEES.

               (a) UP-FRONT LICENSE FEE. Amgen shall pay to Caliper a non-refundable up-front license fee of [ * ] on or prior to December 31, 1998.

               (b) ANNUAL SUBSCRIPTION FEES. Amgen shall pay to Caliper a non-refundable annual subscription fee of [ * ] for each year of the TAP, as follows:

                      (i) The subscription fee for the year 1999 shall be paid as follows. Amgen shall pay Caliper [ * ] on or prior to December 31, 1998. The balance of [ * ] shall be paid in installments based upon Caliper's achievement of the milestones and deliverables set forth on Exhibit A, in the amounts set forth in Exhibit A, without regard to (a) the date when such milestone or deliverable is achieved (provided that Amgen's obligation to pay each such installment shall be accelerated or suspended until the date such milestone or deliverable is achieved), (b) any decision by Amgen not to purchase any Screening Product, or (c) any termination of this Agreement other than under
Section 8.3. Each installment payment shall be invoiced by Caliper to Amgen and due within thirty (30) days of the receipt of invoice.

                      (ii)   Unless Amgen terminates this Agreement early under
Section 8.2, or except as otherwise provided in Section 2.2, Amgen shall pay Caliper the annual subscription fee for 2000 and 2001 on or before January 15th of each such year.

        3.2    AMGEN SUPPORT FUNDING.

               (a) Amgen shall provide funding for Amgen support activities provided by Caliper under Section 2.3 at the rate of [ * ] per FTE per year. For 1999, Caliper agrees to provide, and Amgen agrees to fund, [ * ] FTEs for Amgen support activities. Prior to the beginning of each subsequent year, the parties shall mutually agree on a schedule for Amgen support personnel to be provided by Caliper and funded by Amgen; provided, however that this shall be


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 133, AS AMENDED.



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determined quarterly for the period of time, if any, that the Multi Sipper
Instrument scheduled to be delivered in the [ * ] quarter of [ * ] has not yet been delivered. [ * ] of FTEs shall apply after 1999 unless the parties mutually agree otherwise, and Caliper shall not be obliged to provide more than [ * ] FTEs in any such year unless the parties mutually agree otherwise.

               (b) Amgen support funding shall be paid in advance in quarterly installments due fifteen (15) days after the beginning of each quarter (i.e., January 15th, April 15th, July 15th, or October 15th). The funding for each quarter shall be based on the number of Amgen support FTEs scheduled in the program plan for such quarter. Caliper shall deliver quarterly reports to Amgen describing the actual time applied to Amgen support tasks. The project leaders may adjust the Amgen support FTEs scheduled for subsequent quarters based on such reports. In any event, the parties will reconcile any discrepancy between funding and actual FTE time provided once per year, after the last quarter's report has been delivered to Amgen. If actual FTE time is less than the funding provided, Caliper shall refund the difference or credit it towards the next year's funding, at Amgen's option. If actual FTE time exceeds the funding provided, Caliper may invoice Amgen for the difference but Amgen shall not be obligated to pay such amount unless such time was previously authorized by Amgen.

        3.3    SCREENING PRODUCTS.

               (a) Caliper will notify Amgen when Caliper is prepared to offer each Screening Product for sale to Amgen, together with standard commercial terms to be established by Caliper including price, warranty, set-up and training, et cetera. The parties agree, however, that the purchase price (excluding tax and shipping) for the following initial deliverables set forth in the program plan shall be as set forth below:

                  [ * ]                           [ * ]

                  [ * ]                           [ * ]

                  [ * ]                           [ * ]

                  [ * ]                           [ * ]


               (b) Amgen hereby agrees to take delivery of and to pay for the Instruments listed under [ * ] on Exhibit A. The purchase price of [ * ] for the [ * ] and [ * ] shall be paid on or before [ * ]; provided that [ * ]. Orders for the Screening Products for 1999 described in Exhibit A shall be considered firm unless and until otherwise provided in Section 2.2. Amgen shall pay the purchase price for the other deliverables within thirty (30) days of receipt by Amgen of the invoice for the deliverable, which will be sent at the time the product is shipped. Amgen shall pay standard sales taxes applicable to each


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sale of Screening Products.

               (c) The prices charged to Amgen for sales of Screening Products [*], including but not limited to terms such as volume purchases, minimum purchase commitments, warranties and service contracts.

4.      INTELLECTUAL PROPERTY.

        4.1 AMGEN TECHNOLOGY. Amgen shall have all right, title and interest in and to the Amgen Technology. Caliper hereby assigns to Amgen all of its right, title and interest, if any, in and to all Amgen Technology discovered, invented (inventions conceived or reduced to practice) or developed in connection with the TAP and any and all other activities contemplated by this Agreement. Caliper agrees to cooperate with Amgen to execute any documents or take any other actions necessary or desirable to effect such assignment and perfect such ownership rights in Amgen, at Amgen's expense. Caliper shall use reasonable efforts to notify Amgen of any new Amgen Technology (Amgen Technology not specifically provided by Amgen to Caliper under this Agreement). Any such new Amgen Technology for which no patent application is filed shall be treated as Amgen's Confidential Information. The intent of this Section 4.1 is to vest in Amgen all intellectual property rights, if any, resulting from or in connection with the working relationship created by this Agreement which relate to its business - research, development and commercialization of pharmaceutical products and in the event of question or issue regarding intellectual property rights this principle shall be followed.

        4.2 CALIPER TECHNOLOGY. Caliper shall have all right, title and interest in and to the Caliper Technology and LabChip Improvements. Amgen hereby assigns to Caliper all of its right, title and interest (except the licenses granted to Amgen under this Agreement), if any, in and to all Caliper Technology and LabChip Improvement discovered, invented (inventions conceived or reduced to practice) or developed in connection with the TAP and any and all other activities contemplated by this Agreement; provided, however, that Amgen shall have a non-exclusive, royalty-free, irrevocable and perpetual license to such Caliper Technology and LabChip Improvements for the use by it, its Affiliates and Amgen Collaborators for any purpose in Amgen's in-house drug discovery program. Amgen agrees to cooperate with Caliper to execute any documents or take any other actions necessary or desirable to effect such assignment and perfect such ownership rights in Caliper, at Caliper's expense. Amgen shall use reasonable efforts to notify Caliper of any new Caliper Technology or LabChip Improvements (Caliper Technology or LabChip Improvements not specifically provided by Caliper to Amgen under this Agreement). Any such new Caliper Technology or LabChip Improvements for which no patent application is filed shall be treated as Caliper's Confidential Information. The intent of this
Section 4.2 is to vest in Caliper all intellectual property rights, if any, resulting from or in


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connection with the working relationship created by this Agreement which relate to its business - research, development, manufacture and commercialization of chip-based microfluidic systems, and in the event of question or issue regarding intellectual property rights this principle shall be followed.

        4.3 AMGEN MATERIALS. Amgen may provide to Caliper pursuant to this Agreement certain assays, compounds, substrates, reagents and other materials (collectively, the "Materials"), which are and shall be the sole property of Amgen. The provision of Materials to Caliper under this Agreement does not grant Caliper any license or other right to Amgen Technology, except the limited right to use the Materials for the sole purpose of satisfying its obligations to Amgen under this Agreement and for no other purpose, including without limitation other research purposes. Caliper understands that some Materials may have unpredictable or unknown biological and/or chemical properties and that they should be used with caution. Upon termination of this Agreement, Caliper shall promptly return the Materials to Amgen.

5.      CONFIDENTIALITY; PUBLICITY; USE OF NAME.

        5.1 CONFIDENTIAL INFORMATION. During the term of this Agreement, and for a period of five (5) years following the expiration or termination of this Agreement, each party shall maintain in confidence any and all Confidential Information. Each party further agrees that it shall not use for any purpose not authorized under this Agreement or disclose the Confidential Information to any third party, except that either party may disclose Confidential Information under a similar obligation of confidentiality and non-use on a need-to-know basis to its directors, officers, employees, consultants, agents and Affiliates. Notwithstanding the foregoing, this Agreement and the contents hereof may be disclosed under a similar obligation of confidentiality and non-use on a need-to-know basis to investors and their representatives in a private financing transaction, potential acquirers or targets and their representatives in an acquisition transaction, or as required by law (including but not limited to as an exhibit to a registration statement filed with the Securities and Exchange Commission), order or regulation of a governmental agency. The disclosing party shall provide written notice to the other party of any such disclosure required by law, order or regulation of a governmental agency, reasonably in advance if practical. If Caliper intends to file this Agreement with the Securities and Exchange Commission, Caliper agrees to provide Amgen with a copy of the proposed filing for review and comment reasonably in advance of the filing date. Upon termination of this Agreement, each party shall return to the other party Confidential Information received from the other in tangible form.

        5.2    RELIEF. Each party shall be relieved of any and all obligations


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under Section 5 regarding Confidential Information which:

               (a) was already known to the receiving party or its Affiliates, other than under an obligation of confidentiality, at the time of disclosure by the other party;

               (b) was generally available or known to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

               (c) became generally available or known to the public or otherwise part of the public domain after its disclosure through no fault attributable to the receiving party;

               (d) was disclosed to the receiving party or its Affiliates, other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the disclosing party not to disclose such information to others; or

               (e) was independently discovered or developed by the receiving party or its Affiliates without the use of Confidential Information belonging to the disclosing party.

        5.3 PUBLICITY. Neither party shall originate any news release or other public announcement relating to this Agreement or the contents hereof without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed for longer than five (5) working days.

        5.4 USE OF NAME. Except as otherwise provided in Section 5.1, neither party shall use the name or logo of the other party without the prior written consent of such other party.

6.      REPRESENTATIONS AND WARRANTIES AND COVENANTS.

        6.1 CORPORATE POWER. Each party represents and warrants to the other that as of the Effective Date it is duly organized and validly existing under the laws of its state of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

        6.2 DUE AUTHORIZATION. Each party represents and warrants to the other that as of the Effective Date it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.


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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 133, AS AMENDED.



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        6.3    BINDING AGREEMENT. This Agreement is legally binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not breach any agreement to which it is a party, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it, in each case in any material respect. The parties agree that this covenant shall be applicable on the Effective Date and throughout the Term.

7.      INDEMNIFICATION; DISCLAIMER; LIMITATION OF LIABILITY.

        7.1 INDEMNIFICATION BY CALIPER. Amgen shall be entitled to the quiet enjoyment of the Screening Products and therefore, subject to Section 7.4 below, Caliper shall defend, indemnify and hold harmless Amgen and its Affiliates and all their officers, directors, employees and agents from and against any and all damages, awards, costs and expenses (including court and arbitration costs, witness fees and reasonable attorneys' fees) incurred by Amgen or any such person or entity arising from or in connection with any claim, demand, law suits or other legal actions by any third party against any such person or entity alleging infringement of any patent claim or other intellectual property right of a third party with respect to the possession, development, manufacture, use or sale of, or otherwise relating to any Screening Product.

        7.2 INDEMNIFICATION BY AMGEN. Amgen shall defend, indemnify and hold harmless Caliper, its Affiliates and sublicensees, and all their officers, directors, employees and agents from any damages, awards, costs and expenses (including court and arbitration costs, witness fees and reasonable attorneys' fees) incurred by Caliper and/or any such person or entity arising from or in connection with any claim, demand law suits or other legal actions by any third party against any such person or entity arising from the possession, development, manufacture, use, sale or administration of Amgen's Targets or Materials by Caliper or by Amgen, its Affiliates or sublicensees.

        7.3 INDEMNIFICATION PROCEDURE. The party seeking indemnification under this Article 7 (the "Indemnified Party") shall (i) give the other party (the "Indemnifying Party") notice of the relevant claim and the related facts with reasonable promptness after becoming aware of same, (ii) reasonably cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the defense of such claim, and (iii) give the Indemnifying Party the ability to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that materially adversely affects the Indemnified Party without the Indemnified Party's prior written approval. The Indemnified Party shall have no authority to settle any claim on behalf of the Indemnifying Party.

        7.4 INTELLECTUAL PROPERTY. Caliper' obligation to indemnify Amgen for claims under Section 7.1 above shall be subject to the following conditions. Caliper shall determine which Screening Products to offer and when


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they will be offered. Caliper may impose reasonable restrictions upon the use of any Screening Product for intellectual property reasons, provided it notifies Amgen of such restriction at the time of sale. Following sale of any product, if Caliper determines that third party intellectual property concerns warrant, Caliper may, in its sole discretion, (i) obtain for Amgen a license to continue to use the relevant Screening Product, (ii) replace or modify the relevant Screening Product so as to make the Screening Product non-infringing, or (iii) if (i) and (ii) are not commercially and technically reasonable, in Caliper's sole discretion, terminate Amgen's rights to use the relevant Screening Product or restrict Amgen from using it in a manner Caliper believes may be infringing. In the event of (iii), Amgen may elect to have the purchase price paid by Amgen for such Screening Product refunded, and Amgen will return the relevant
Screening Product. Such a refund shall be Amgen's sole remedy against Caliper for the loss of use of such Screening Product. Caliper shall not be obligated to indemnify Amgen for claims arising out of any Screening Product's infringement of any intellectual property right of a third party resulting from Amgen's combination of such Screening Product with technology other than the Caliper Technology, Amgen's use of such Screening Product in a manner not authorized by Caliper at the time of sale, Amgen's misuse or mishandling of such Screening Product, Amgen's unauthorized modification of such Screening Product or Amgen's continued use of such Screening Product notwithstanding termination of Amgen's right to use such Screening Product pursuant to this Section 7.4.

        7.5 CALIPER DISCLAIMER. Caliper makes no representation and extends no warranties of any kind, either express or implied, including warranties of merchantability or fitness for a particular purpose, with respect to any caliper technology, screening product or other products developed or provided pursuant to this agreement. Amgen acknowledges that the Screening Products to be provided to Amgen pursuant to this Agreement are prototype units, and as such are neither equipped with standard safety features nor completely tested for defects. Amgen acknowledges that such products require a greater degree of caution than other standard laboratory equipment. Caliper shall not be liable to Amgen for any personal injury or property damage resulting from use of such equipment in a manner other than that recommended by Caliper at the time of sale.

        7.6 AMGEN DISCLAIMER. AMGEN MAKES NO REPRESENTATION AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY AMGEN TARGETS OR OTHER MATERIALS OR TECHNOLOGY DEVELOPED OR PROVIDED PURSUANT TO THIS AGREEMENT.

        7.7 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION, LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. Each party acknowledges that the foregoing limitations are an essential element of the Agreement between the parties and that in the absence of such limitations the pricing and other terms set forth in this Agreement would be substantially different.


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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 133, AS AMENDED.



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8.      TERM AND TERMINATION.

        8.1 TERM. The term of this Agreement shall commence on the Effective Date and, unless terminated earlier pursuant to this Section 8, shall expire December 31, 2001. The Agreement may be extended by mutual written agreement of the parties hereto.

        8.2 TERMINATION BY AMGEN. Amgen may terminate this Agreement, with or without cause, effective on January 1 of any year after January 1, 1999, with at least [ * ] days prior written notice; provided, however, that Amgen may also terminate this Agreement if Caliper has not delivered within [ * ] days of the end of the [ * ] quarter of [ * ] the Multi Sipper Instrument scheduled to be delivered that quarter by providing Caliper with written notice at any time prior to the expiration of the extended term of the 1999 subscription described in Section 2.2. All rights and obligations applicable under this Agreement through the effective date of termination shall continue to apply until such date irrespective of any delivery of notice of termination, including but not limited to [ * ].

        8.3 TERMINATION FOR MATERIAL BREACH. Either party may terminate this Agreement upon any material breach of this Agreement by the other party if the other party has not cured such breach within sixty (60) days after written notice thereof by the non-breaching party.

        8.4 SURVIVING OBLIGATIONS. No expiration or termination of this Agreement shall relieve either party of any obligation accruing prior to such expiration or termination. The provisions of Sections 2.1(a) (third and fourth sentences), 2.1(b), 2.1(c), 2.1(d), 2.4, 2.5, 2.7, 3.1(b)(i), 3.3(c ), 4, 5, 7,
8.4, 8.5 and 9 shall survive the expiration or termination of this Agreement.

        8.5 POST-TERM LICENSE. Following expiration or termination of this Agreement, the product license granted to Amgen under Section 2.1 shall continue to be fully-paid, irrevocable and perpetual and, in addition, Amgen shall be entitled to continue to purchase such Instruments, LabChips and other Screening Products for so long as Caliper continues to offer such items for sale to third parties. Caliper will notify Amgen before ceasing production of any Screening Product which Amgen has purchased in the [ * ] period before production is due to cease. The know-how license granted under Section 2.1 shall continue to be fully-paid, irrevocable and perpetual with respect to Caliper Know-How provided to Amgen during the Term. The non-exclusive license granted to Amgen under
Section 4.2 shall continue to be royalty-free, irrevocable and perpetual with respect to Caliper Technology and LabChip Improvements covered thereby.


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
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9.      MISCELLANEOUS

        9.1 NOTICES. Any consent, notice or report required or permitted to be given or made under the Agreement by one party to the other party shall be in writing, delivered personally or by confirmed facsimile, first class mail postage prepaid, courier, or nationally-recognized delivery service, and addressed to the other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addresser. Such consent, notice or report shall be effective upon delivery to the addressee.

        If to Caliper:  Caliper Technologies Corp.
                        605 Fairchild Drive
                        Mountain View, California 94043
                        ATTENTION: CHIEF OPERATING OFFICER

        If to Amgen:    Amgen Inc.
                        One Amgen Center Drive
                        Thousand Oaks, California 91320-1799
                        Attention: Senior Vice President, General Counsel and
                                   Secretary
                        Copy to: Senior Vice President, Research
                        Facsimile: (805) 499-8011

        9.2 GOVERNING LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof. With respect to any dispute under this Agreement, the parties submit to the exclusive jurisdiction of the courts of the State of California (both state and federal).

        9.3 ASSIGNMENT. This Agreement is personal in its character, and neither party shall assign its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party; provided, however, that either party may assign this Agreement (i) to any successor by merger or sale of substantially all of the business assets of the party or (ii) to any Affiliate so long as such Affiliate expressly agrees to be bound by the terms of this Agreement. This Agreement shall be binding on and inure to the benefit of the successors or permitted assigns of the parties hereto, and all entities controlled by them.

        9.4 WAIVERS AND AMENDMENTS. No change, modification, extension or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of


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the parties hereto.

        9.5 ENTIRE AGREEMENT. This Agreement embodies the entire understanding between the parties and supersedes any prior understanding and agreements between and among Caliper and Amgen with respect to the subject matter of this Agreement.

        9.6 SEVERABILITY. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either party deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the parties' original intent.

        9.7 NO WAIVER. The failure of a party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

        9.8 DISCLAIMER OF AGENCY. The relationship between Caliper and Amgen is that of independent contractors. Caliper and Amgen are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. Neither party shall have the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

        9.9 COUNTERPARTS. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        9.10 USE OF TERMS. As used in Sections 1.3, 1.12, 2.7 and 4, the terms "Amgen", "Caliper", "party" or "parties" shall also include it and their employees, consultants, agents and Affiliates.

        9.11 MISCELLANEOUS. In order for each party to fulfill its obligations hereunder with respect to intellectual property and Confidential Information, each party has or will have each of its relevant employees, consultants, agents or Affiliates to execute agreements providing for the assignment of intellectual property rights and for the protection of Confidential Information.


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 133, AS AMENDED.


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        IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first set forth above.


CALIPER TECHNOLOGIES CORP.           AMGEN INC.


By: /s/  Calvin Chow                 By: /s/  Gordon M. Binder
    --------------------------           ---------------------------------------

Title: Chief Operating Officer       Title: Chairman and Chief Executive Officer
       -----------------------              ------------------------------------






















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                                    EXHIBIT A

                                1999 PROGRAM PLAN

The following program plan describes the experimental systems scheduled for delivery and the technology developments scheduled to be demonstrated during 1999. [ * ].


                                      [ * ]















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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 133, AS AMENDED.



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